                                   EXHIBIT 11



                            MOORE CORPORATION LIMITED
                        CALCULATION OF EARNINGS PER SHARE
          UNDER UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



                                                   Three months ended                          Six months ended
                                                            June 30                                   June 30
                                             -------------------------------------    ----------------------------------------
                                                  2000                 1999                2000                   1999
                                             -----------------    ----------------    -------------------    -----------------
Net earnings (loss) as determined
 under United States generally
 Accepted accounting principles (1)          $   (7,606,000)      $ (1,152,000)       $   (13,704,000)       $  4,727,000
                                             =================    ================    ===================    =================

Weighted average number of
 shares outstanding
          - Basic                                88,456,940           88,456,940          88,456,940              88,456,940
          - Diluted                              89,019,712           88,868,439          89,072,466              88,870,326

Earnings (loss) per share
          - Basic                            $        (0.08)      $        (0.01)     $         0.15         $         0.05
                                             =================    ================    ===================    =================
          - Diluted                          $        (0.08)      $        (0.01)     $         0.15         $         0.05
                                             =================    ================    ===================    =================


(1) Refer to page 8 and 9 in the Consolidated Financial Statements included in the Interim Report to the Shareholders (see Exhibit 19).





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